EXHIBIT 23(a)

Consent of Independent Registered Public Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 033-75676 and 333-104901) of Haggar Corp. of our reports dated December 3, 2004 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Dallas, Texas
December 10, 2004

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